UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) and Dividend Capital Securities LLC (the “Dealer Manager”), the dealer manager for the Company’s ongoing public offering of Class A, W and I shares (the “Offering”), previously entered into a certain Amended and Restated Dealer Manager Agreement dated February 8, 2013, as amended by Amendment No. 1 dated May 31, 2013 (“Amendment No. 1”), Amendment No. 2 dated June 26, 2013 and Amendment No. 3 dated March 20, 2014. Amendment No. 1 provides that from time to time we may agree to pay the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary portion of the Offering, provided that the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $300,000,000. The Dealer Manager will retain 0.5% of such gross proceeds and reallow the remainder of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The primary dealer fee will be considered underwriting compensation (as defined in accordance with, and subject to the underwriting compensation limits of, applicable Financial Industry Regulatory Authority rules). As of December 31, 2014, we have paid a primary dealer fee of approximately $3.6 million with respect to approximately $71.1 million of the total gross proceeds raised in the Offering.

On March 26, 2015, the Company notified the Dealer Manager that it would pay a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary portion of the Offering from March 26, 2015 through June 19, 2015 (the “Third Managed Offering Term”), but only with respect to sales made by participating broker-dealers specifically approved by the Company as being eligible (“Primary Dealers”). The Company has approved four participating broker-dealers as being eligible to participate, generally through selected dealer agreements entered into between the Primary Dealers and the Dealer Manager. In addition, the Company, the Dealer Manager and the Company’s external advisor, Dividend Capital Total Advisors LLC (the “Advisor”) entered into a new selected dealer agreement (the “Third Managed Offering Selected Dealer Agreement”) with one of the four approved Primary Dealers, Raymond James & Associates, Inc. (“Raymond James”), pursuant to which Raymond James will use its best efforts to sell Class I shares in transactions entitling it to primary dealer fees during the Third Managed Offering Term. Pursuant to this agreement, Raymond James may sell Class I shares in the primary portion of the Offering up to $50 million in total gross proceeds, provided that the Company may unilaterally elect to increase the limit up to $100 million.

During the Third Managed Offering Term, the Company may allow other participating broker-dealers to join as Primary Dealers eligible to receive primary dealer fees.

Item 8.01 Other Events.

Developments Relating to Our First Quarter Redemptions

Under our Class E share redemption program (the “Class E SRP”) that is currently in effect, funds for redemptions made at the end of each quarter are generally limited to an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in our public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, W and I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of stockholders during such calendar quarter. However, our board of directors may from time to time, but is not obligated to, authorize funds for redemptions of Class E shares in greater or lower amounts. The foregoing limitation is referred to as the “Quarterly Redemption Cap.” Notwithstanding the Class E liquidity level desired by our board of directors, pursuant to the Class E SRP, we will not redeem during any consecutive 12-month period more than five percent of the number of Class E shares of common stock outstanding at the beginning of such 12-month period (excluding certain redemptions made in connection with a stockholder’s death or disability) (referred to herein as the “Aggregate Redemption Cap”).

We expect the number of Class E shares to be redeemed in the first quarter of 2015 to be limited to the Aggregate Redemption Cap. Under the Aggregate Redemption Cap, we expect to redeem approximately $8.1 million (the

“First Quarter Redemption Cap”). In addition, we expect to redeem 100% of the qualifying redemption requests made in connection with a stockholder’s death or disability. Through March 16, 2015 (the “Deadline”), the last day for first quarter 2015 redemption requests to be submitted under the Class E SRP, we had received requests to redeem approximately 19.0 million shares of common stock (the “Total First Quarter Redemption Requests”), approximately 363,000 of which are for qualifying death and disability redemption requests. Based on application of the First Quarter Redemption Cap, we expect that requesting stockholders whose requests were received on or before the Deadline will be redeemed pro rata.

Based on the March 25, 2015 NAV of $7.29 per Class E share, we expect to redeem, for the first quarter of 2015, approximately 8% of the Class E shares requested to be redeemed on or before the Deadline, including all shares requested pursuant to qualifying death and disability requests. We expect that Class E shares requested to be redeemed on or before the Deadline pursuant to requests other than qualifying death and disability requests will be satisfied on a pro rata basis and that approximately 6% of such shares (the “Pro Rata Percentage”) will be redeemed. The actual Pro Rata Percentage of redemptions will be determined, in part, based on the NAV per share on March 31, 2015 pursuant to the terms of the Class E SRP. A copy of the Class E SRP was mailed to stockholders, was included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2012, and is also available on our web site at www.dividendcapitaldiversified.com. In accordance with the Class E SRP, any portion of a redemption request of a stockholder that is not honored will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter (subject to the applicable Quarterly Redemption Cap and all other terms and conditions of the Class E SRP). We will not retain redemption requests that are not honored.

The First Quarter Redemption Cap, Total First Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Pursuant to the terms of the Class E SRP, stockholders who submitted timely redemption requests may withdraw their requests, in whole or in part, by submitting a written request that we receive on or before March 31, 2015. In addition, any stockholder who has requested redemption and is a participant in our distribution reinvestment plan will remain a participant in the distribution reinvestment plan unless we receive written notice terminating the stockholder’s participation in accordance with the distribution reinvestment plan. Any stockholder that wishes to withdraw a redemption request or terminate their participation in the distribution reinvestment plan should submit the same in writing to:

Dividend Capital Diversified Property Fund Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219079

Kansas City, MO 64105.

Forward-Looking Statements

This current report includes “forward-looking statements” regarding redemptions under the Company’s Class E SRP. These statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of current conditions, expected future developments and other factors the Company believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause the First Quarter Redemption Cap, Total First Quarter Redemption Requests and Pro Rata Percentage to vary are future sales and redemptions of the Company’s shares of common stock and whether the Company’s board of directors authorizes funds for redemptions of Class E shares in greater or lower amounts than the standard Quarterly Redemption Cap. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Primary Dealer Fee Extension Notice*

1.2	Selected Dealer Agreement with Raymond James & Associates, Inc.*

*	Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
March 26, 2015
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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